UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GFI GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	80-0006224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 Water Street, New York, New York	10041
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-116517

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

This registration statement is filed with the Securities and Exchange Commission by GFI Group Inc. (the "Registrant") in connection with the transfer of the listing of the Registrant's common stock, par value $0.01 per share ("Common Stock"), to the New York Stock Exchange.

Item 1.    Description of Registrant’s Securities to be Registered

For a description of the Common Stock of the Registrant to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-116517) originally filed with the Securities and Exchange Commission on June 16, 2004, as subsequently amended, which information is hereby incorporated herein by reference.

Item 2.    Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

Exhibits No.	Description

3.1*	Second Amended and Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2005, File No. 000-51103).

3.1.1*	Certificate of Amendment to the Certificate of Incorporation (Filed as Exhibit 3.1.1 to the Company’s Annual Report on Form 10-K filed on February 29, 2008, File No. 000-51103).

3.2*	Second Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 31, 2005, File No. 000-51103).

4.1*

See Exhibits 3.1, 3.1.1 and 3.5 for provisions of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws for the Registrant defining the rights of holders of Common Stock of the Registrant.

4.2*	Specimen Stock Certificate (Filed as Exhibit 4.2 to Amendment No. 5 to the Company’s Registration Statement on Form s-1 filed on January 24, 2005, File No. 333-116517).

*Incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

October 4, 2010

GFI GROUP INC.

By:	/s/ J. Christopher Giancarlo

	Name:	J. Christopher Giancarlo
	Title:	Executive Vice President—Corporate Development

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